Exhibit 23.1
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                     Pollard-Kelley Auditing Services, Inc.
                             Auditing Services 3250
                            West Market St, Suite 307
                               Fairlawn, OH 44333
                                  330-864-2265

To Wireless Frontier Internet, Inc.

Dear Sirs:

We hereby consent to the use of our report dated February 7, 2004 with respect to the consolidated balance sheet of Wireless Frontier Internet, Inc. as of December 31, 2003 and 2002, and related consolidated statements of income, changes in stockholders' equity, and cash flows of the years then ended in the Registration Statement on Form SB-2 and related prospectus of Wireless Frontier Internet, Inc. for the registration of 42,785,382 shares of its common stock and to the reference to our firm under the heading "EXPERTS" in the prospectus.

/s/ Pollard-Kelley Auditing Service, Inc.

Pollard-Kelley Auditing Service, Inc.
Fairlawn, Ohio
December 27, 2004